UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of Earliest Event Reported): February 7, 2012


                              CASEY CONTAINER CORP
             (Exact Name of Registrant as Specified in its Charter)

            Nevada                      333-140445               20-5619324
(State of Other Jurisdiction of        (Commission            (I.R.S. Employer
 Incorporation or Organization)        File Number)          Identification No.)

7255 East Alfredo Drive, Scottsdale, AZ                             85258
(Address of Principal Executive Offices)                         (Zip Code)

                                  602-819-4181
              (Registrant's Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))
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                                TABLE OF CONTENTS

Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES

ITEM 8.01 OTHER EVENTS

On January 31, 2012 the Company sent a Letter to Crown Hospitality Group, LLC ("Crown") Based upon conversations between Casey and Crown and in accordance with Section 4.8, Notices, of the Funding Agreement dated July 1, 2011, amended July 31, 2011. As per the said Letter Crown agrees the entire cash equity investment of $4 million will be funded by February 29, 2012. Upon receipt of the $4 million, Casey will issue 60,790,001 shares of restricted Common shares within seven (7) business days of receipt of the entire $4 million funding in accordance with the Funding Agreement.

Both Casey and Crown further agree to modifications of the Funding Agreement to provide for (1) Crown to be substituted by its related party Crown Endeavors Global Limited ("CEG Fund"), a United Kingdom company, (2) the funding to be accelerated and (3) a 10% finders' and investment advisory fee of $400,000, to be paid within ten (10) business days after receipt by Casey of the $4 million, to RCG Investments.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit
Number                        Description
------                        -----------

 99.1                           Letter

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    CASEY CONTAINER, CORP.


Date: February 7, 2012              By: /s/ Martin R Nason
                                        ----------------------------------------
                                    Name:  Martin R Nason
                                    Title: President & CEO

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